Exhibit 5.1

Boston | Connecticut | Florida | New Jersey | New York | Providence | Washington, DC

November 21, 2025

Onto Innovation Inc.

16 Jonspin Road

Wilmington, MA 01887

Re: Onto Innovation Inc.

Registration Statement on Form S-8

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) filed by Onto Innovation Inc., a Delaware corporation (the “Company”), relating to the registration under the Securities Act of 1933, as amended (the “Act”), of up to $25,000,000 of deferred compensation obligations of the Company (the “Deferred Compensation Obligations”), which represent unsecured obligations of the Company to pay deferred compensation in the future in accordance with the Onto Innovation Nonqualified Deferred Compensation Plan, to be effective as of January 1, 2026 (the “Plan”).

In connection with our opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Plan and the related adoption agreement, the Registration Statement, the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, each as currently in effect, relevant resolutions of the Board of Directors of the Company or committees thereof and such corporate records, documents, agreements, instruments and certificates of public officials of the State of Delaware and of officers of the Company as we have deemed necessary or appropriate in order to express the opinion hereinafter set forth.

In our examination of such documents and records, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of natural persons, the conformity with a authentic originals of all documents submitted to us as copies, and that the persons identified to us as officers are actually serving as such.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that, when the Deferred Compensation Obligations have been issued in the manner contemplated by the Plan, the Deferred Compensation Obligations will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Plan.

Our opinion is subject to (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether considered in

Onto Innovation Inc.

November 21, 2025

a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought.

The opinion set forth in this opinion letter is limited to matters governed by the present state of the laws of the State of Delaware and the federal laws of the United States of America. We express no opinion as to the effect of the laws of any other jurisdiction. This opinion letter is rendered as of the date hereof and we express no opinion as to circumstances or events that may occur subsequent to such date. We assume no obligation or responsibility to supplement or update this opinion letter, or to advise any person of changes of law or the interpretation thereof, or any changes of fact, that occur after the date hereof, even though such changes may affect a legal analysis, conclusion, informational confirmation or opinion set forth in this opinion letter.

We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ DAY PITNEY LLP

DAY PITNEY LLP